Exhibit 99.1

Cumberland House 1 Victoria Street Hamilton HM 11 P.O. Box HM 98 Hamilton HM AX Bermuda (441) 296-7667 fax (441) 296-7665

FOR IMMEDIATE RELEASE

CONTACT:	John Lockwood
Annuity & Life Re (Holdings), Ltd. 441-296-7667

ANNUITY & LIFE RE FOURTH QUARTER 2004 EARNINGS REPORT

Hamilton, Bermuda, March 14, 2005 6:00 p.m. EST – Annuity and Life Re (Holdings), Ltd. (ANNRF.OB) today reported financial results for the three months and year ended December 31, 2004. The Company reported a net loss of $(59,634,766) or $(2.30) per fully diluted share for the three months ended December 31, 2004, as compared to a net loss of $(7,177,423) or $(0.28) per fully diluted share for the three months ended December 31, 2003. The Company reported a net loss of $(68,326,455) or $(2.64) per fully diluted share for the year ended December 31, 2004, as compared to a net loss of $(132,155,584) or $(5.11) per fully diluted share for the year ended December 31, 2003. The fourth quarter 2004 loss included a $60,627,007 charge related to the termination of the Company’s annuity reinsurance agreement with Transamerica and the related novation of its two largest life reinsurance agreements to Transamerica.

Net realized investment losses for the three months ended December 31, 2004 were $(16,636), as compared with net realized investment losses of $(101,432) for the three months ended December 31, 2003. Net realized investment gains for the year ended December 31, 2004 were $439,536, as compared with net realized investment gains of $6,406,587 for the year ended December 31, 2003.

Gross unrealized gains on the Company’s investments were $1,266,517 as of December 31, 2004, as compared to gross unrealized gains of $2,218,246 at December 31, 2003. The Company’s investment portfolio currently maintains an average credit quality of AA. Cash used by operations for the year ended December 31, 2004 was $57,925,171 as compared to cash used by operations of $112,176,985 for the year ended December 31, 2003. The cash used by operations in the year ended December 31, 2004 includes payments made in connection with the settlement of the Met Life recapture, payments made to Transamerica under the annuity reinsurance agreement and payments related to the recapture of the Company’s GMDB/GMIB reinsurance agreement with CIGNA.

Jay Burke, the Company’s Chief Executive Officer, commented:

“We are very pleased that the Company and Transamerica were able to work together in a mutually beneficial way to terminate the annuity reinsurance agreement between the companies. The agreement had been a long standing source of losses for us. The termination of this agreement marks the resolution of a significant contingency that has impeded our ability to pursue strategic alternatives. We do, however, remain in discussions with Transamerica regarding its claim that we owe them an additional $2.0 million related to one of the life reinsurance agreements that was novated to Transamerica as of December 31, 2004.”

********************************************************************************************************************************

Annuity and Life Re (Holdings), Ltd. provides annuity and life reinsurance to insurers through its wholly owned subsidiaries, Annuity and Life Reassurance, Ltd. and Annuity and Life Reassurance America, Inc.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. All statements which address operating performance, events, or developments that the Company expects or anticipates may occur in the future are forward-looking statements. These statements are made on the basis of management’s views and assumptions; as a result, there can be no assurance that management’s expectations will necessarily come to pass. The Company cautions that actual results could differ materially from those expressed or implied in forward-looking statements. Important factors that could materially and adversely affect the Company’s operations and financial condition and/or cause the Company’s actual results of operations or financial condition to differ from those expressed or implied in the Company’s forward-looking statements include, but are not necessarily limited to, the Company’s ability to meet the obligations associated with the Company’s current business and to fund the Company’s continuing operations; the Company’s ability to pursue strategic alternatives on favorable terms; the loss of a key executive; the Company’s ability to obtain adequate financial ratings; the ability of the Company’s cedents to manage successfully assets they hold on the Company’s behalf; the Company’s success in managing its investments; the Company’s ability to list its common shares on a national exchange or automated quotation system; changes in mortality, morbidity and claims experience; the Company’s ability to make accurate estimates and assumptions regarding future mortality, persistency, lapses, expenses and investment performance based upon historical results and information provided to it by its cedents; the Company’s ability to underwrite business; unanticipated withdrawal or surrender activity; changes in market conditions, including changes in interest rate levels; the competitive environment; the impact of recent and possible future terrorist attacks and the U.S. government’s response thereto; the Company’s ability to attract and retain clients; regulatory changes (such as changes in U.S. tax law and insurance regulation that directly affect the competitive environment for the Company’s products); and a prolonged economic downturn. Investors are also directed to consider the risks and uncertainties discussed in documents the Company has filed with the Securities and Exchange Commission, and in particular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as amended. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on the Company’s behalf.

This press release and the attached financial statements are available in the “Press Releases” section of the Company’s website at www.alre.bm/releases_2005.html. Certain financial information that has been made available to financial analysts is available in the “Financial Reports” section of the Company’s website at www.alre.bm/reports.html.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in U.S. dollars)

	December 31, 2004	December 31, 2003
Assets

Cash and cash equivalents	$56,394,484	$80,068,310
Fixed income investments at fair value (amortized cost of $80,767,893 and $115,594,199 at December 31, 2004 and December 31, 2003)	82,034,410	117,812,445
Funds withheld at interest	56,415,386	667,824,819
Accrued investment income	1,155,762	1,491,170
Receivable for reinsurance ceded	82,433,270	88,480,172
Other reinsurance receivables	4,306,931	4,580,745
Deferred policy acquisition costs	6,084,488	68,942,628
Other assets	580,625	682,050

Total Assets	$289,405,356	$1,029,882,339

Liabilities

Reserves for future policy benefits	$109,860,843	$161,105,541
Interest sensitive contracts liability	57,754,009	670,717,546
Other reinsurance liabilities	49,186,297	55,826,940
Accounts payable and accrued expenses	6,186,995	7,059,733

Total Liabilities	222,988,144	894,709,760

Stockholders’ Equity

Preferred shares (par value $1.00; 50,000,000 shares authorized; no shares outstanding)	—	—
Common shares (par value $1.00; 100,000,000 shares authorized; 26,338,528 and 26,454,195 shares outstanding at December 31, 2004 and December 31, 2003)	26,338,528	26,454,195
Additional paid-in capital	333,810,766	334,418,029
Stock warrants	1,350,000	1,250,000
Unamortized stock-based compensation	(490,415)	(1,509,022)
Accumulated other comprehensive income	1,016,260	1,840,849
Accumulated deficit	(295,607,927)	(227,281,472)

Total Stockholders’ Equity	66,417,212	135,172,579

Total Liabilities and Stockholders’ Equity	$289,405,356	$1,029,882,339

ANNUITY AND LIFE RE (HOLDINGS), LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Revenues

Net premiums	$13,731,847	$18,385,942	$48,297,706	$166,972,840
Investment income, net of related expenses	3,822,551	(1,101,429)	21,697,563	29,042,223
Net realized investment (losses) gains	(16,636)	(101,432)	439,536	6,406,587
Net change in fair value of embedded derivatives	488,957	1,846,939	2,181,070	16,692,688
Surrender fees and other revenues	865,786	1,235,993	4,475,691	7,297,015

Total Revenues	18,892,505	20,266,013	$77,091,566	226,411,353

Benefits and Expenses

Claims and policy benefits	(10,581,972)	19,413,255	14,101,129	198,002,905
Interest credited to interest sensitive products	(5,466,086)	(2,750,729)	5,399,460	13,980,723
Policy acquisition costs and other insurance expenses	92,393,679	8,620,567	110,922,948	128,549,288
Operating expenses	2,181,650	2,160,343	14,628,524	18,034,021

Total Benefits and Expenses	78,527,271	27,443,436	$145,052,061	358,566,937

Loss before cumulative effect of a change in accounting	$(59,634,766)	$(7,177,423)	$(67,960,495)	(132,155,584)

Cumulative effect of a change in accounting principle	—	—	(365,960)	—

Net Loss	$(59,634,766)	$(7,177,423)	$(68,326,455)	$(132,155,584)

Loss per common share before cumulative effect of a change in accounting principle

Basic	$(2.30)	$(0.28)	$(2.63)	$(5.11)

Diluted	$(2.30)	$(0.28)	$(2.63)	$(5.11)

Cumulative effect of a change in accounting principle per common share

Basic	$—	$—	$(0.01)	$—

Diluted	$—	$—	$(0.01)	$—

Net loss per common share

Basic	$(2.30)	$(0.28)	$(2.64)	$(5.11)

Diluted	$(2.30)	$(0.28)	$(2.64)	$(5.11)

ANNUITY AND LIFE RE (HOLDINGS), LTD.
CONSOLIDATED STATEMENTS OF SEGMENT (LOSS) INCOME
(Unaudited and in U.S. dollars)

	Life	Annuity
Three Months Ended December 31, 2004	Reinsurance	Reinsurance	Corporate	Consolidated
Revenues	$14,402,116	$3,898,277	$592,112	$18,892,505
Benefits and Expenses	18,032,616	58,921,790	1,572,865	78,527,271

Segment Loss	$(3,630,500)	$(55,023,513)	$(980,753)	$(59,634,766)

Total Assets	$163,747,140	$59,554,009	$66,104,207	$289,405,356

Fully Diluted Earnings per Share	$(0.14)	$(2.12)	$(0.04)	$(2.30)

Three Months Ended December 31, 2003

Revenues	$18,642,054	$1,145,289	$478,670	$20,266,013
Benefits and Expenses	25,172,601	1,140,293	1,130,542	27,443,436

Segment (Loss) Income	$(6,530,547)	$4,996	$(651,872)	$(7,177,423)

Total Assets	$250,732,481	$695,317,546	$83,832,312	$1,029,882,339

Fully Diluted Earnings per Share	$(0.25)	$0.00	$(0.03)	$(0.28)

Year Ended December 31, 2004

Revenues	$50,153,025	$23,847,196	$3,091,345	$77,091,566
Benefits and Expenses	50,271,120	83,505,926	11,275,015	145,052,061

Segment Loss before cumulative effect of a change in accounting principle	$(118,095)	$(59,658,730)	$(8,183,670)	$(67,960,495)
Cumulative effect of a change in accounting principle	—	(365,960)	—	(365,960)

Segment Loss	$(118,095)	$(60,024,690)	$(8,183,670)	$(68,326,455)

Total Assets	$163,747,140	$59,554,009	$66,104,207	$289,405,356

Fully Diluted Earnings per Share	$(0.00)	$(2.32)	$(0.32)	$(2.64)

Book Value per share				$2.52

Year Ended December 31, 2003

Revenues	$166,333,033	$52,122,419	$7,955,901	$226,411,353
Benefits and Expenses	256,769,309	96,493,357	5,304,271	358,566,937

Segment (Loss) Income	$(90,436,276)	$(44,370,938)	$2,651,630	$(132,155,584)

Total Assets	$250,732,481	$695,317,546	$83,832,312	$1,029,882,339

Fully Diluted Earnings per Share	$(3.49)	$(1.72)	$0.10	$(5.11)

Book Value per share				$5.11